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                                                                   Exhibit 23
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-44449, 33-48841 and 333-51354 on Form S-8 of Applied Extrusion
Technologies, Inc. of our report dated November 13, 2000, appearing in the Annual Report on Form 10-K of Applied Extrusion Technologies, Inc. for the year ended September 30, 2000.

Our audit of the financial statements referred to in our aforementioned report also included the financial statement schedule of Applied Extrusion Technologies, Inc., listed in Item 8. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 8, 2000